UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 29, 2009

Lattice Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 N. E. Moore Court

Hillsboro, Oregon 97124-6421

(Address of principal executive offices, including zip code)

(503) 268-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 29, 2009, Lattice Semiconductor Corporation (the “Company”) issued a press release announcing the Company’s financial results for the fourth quarter and year ended January 3, 2009. A copy of the press release is furnished (not filed) as Exhibit 99.1 to this Current Report on Form 8-K. The information in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The Company’s GAAP Consolidated Statement of Operations for the fourth quarter and year ended January 3, 2009 and GAAP Consolidated Balance Sheet as of January 3, 2009, which were contained in the press release and which are attached as Exhibit 99.2, are filed herewith for purposes of Section 18 of the Exchange Act and therefore may be incorporated by reference into filings under the Securities Act and the Exchange Act. In addition, the following information from the press release shall be deemed filed herewith for purposes of Section 18 of the Exchange Act and therefore may be incorporated by reference into filings under the Securities Act and the Exchange Act.

“For the fourth quarter, revenue was $50.0 million, a decrease of 13% from the $57.6 million reported in the prior quarter, and a decrease of six percent from the $53.1 million reported in the same quarter a year ago.

FPGA revenue for the fourth quarter was $14.3 million, down 13% from the $16.4 million reported in the prior quarter, and up ten percent from the $13.0 million reported in the same quarter a year ago. PLD revenue for the fourth quarter was $35.7 million, a decrease of 13% from the $41.2 million reported in the prior quarter, and an 11% decrease from the $40.1 million reported in the same quarter a year ago.

For fiscal year 2008, revenue was $222.3 million, a decrease of three percent from the $228.7 million reported in fiscal 2007. Revenue from FPGA products was $57.9 million, an increase of 11% over 2007. Revenue from PLD products was $164.4 million, a decrease of seven percent from 2007.

In the fourth quarter we recorded a charge of $2.0 million to cost of sales for the obsolescence of selected inventory parts.

Other (expense) income, net, for the fourth quarter was an expense of $7.6 million compared to an expense of $1.0 million reported in the prior quarter and income of $1.7 million reported in the same quarter a year ago. Other expense included an impairment charge of $8.0 million and $1.4 million for the fourth and third quarters of fiscal 2008, respectively, related to an other-than-temporary decline in fair value of auction rate securities held in Long-term marketable securities.

For fiscal year 2008, Other (expense) income, net, was an expense of $17.8 million compared to income of $12.5 million in fiscal 2007. Other expense included an impairment charge of $19.7 million related to an other-than-temporary decline in fair value of auction rate securities held in Long-term marketable securities. For fiscal year 2007, Other income included a $2.7 million gain related to the extinguishment of Zero Coupon Convertible Notes and a $1.6 million gain related to the sale of land.

Net loss for the fourth quarter was $14.4 million ($0.12 per share), as compared to a prior quarter net loss of $7.0 million ($0.06 per share), and a net loss of $229.5 million ($1.99 per share) reported in the same quarter a year ago.

Net loss for 2008 was $38.2 million ($0.33 per share) as compared to net loss of $239.8 million ($2.09 per share) reported in 2007.”

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed or furnished herewith:

99.1	Press release, dated January 29, 2009, entitled “Lattice Semiconductor Reports Fourth Quarter and Year End Financial Results” (furnished herewith).

99.2	GAAP Consolidated Statement of Operations and GAAP Consolidated Balance Sheet (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

Date: January 29, 2009	By:	/s/ Robert W. O’Brien, Jr.
Robert W. O’Brien, Jr.
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated January 29, 2009, entitled “Lattice Semiconductor Reports Fourth Quarter and Year End Financial Results” (furnished herewith).

99.2	GAAP Consolidated Statement of Operations and GAAP Consolidated Balance Sheet (filed herewith).